EXHIBIT 21.1


                       SUBSIDIARIES OF IVAX CORPORATION(1)

                                                       JURISDICTION OF
NAME OF SUBSIDIARY                                       ORGANIZATION
- ------------------                                     ---------------
DOMESTIC


         Baker Norton Pharmaceuticals, Inc.                Florida
         Baker Norton U.S., Inc.                           Florida
         Central Admixture Pharmacy Services, Inc.         Delaware
         Cummins Properties, Inc.                          Florida
         D & N Holding Company                             Delaware
         Diamedix Corporation                              Florida
         DVM Pharmaceuticals, Inc.                         Florida
         Flori Roberts, Inc.                               New Jersey
         Goldcaps, Inc.                                    Florida
         Goldline Laboratories, Inc.                       Florida
         Goldline Properties Florida, Inc.                 Florida
         Goldline Properties New York, Inc.                Florida
         Goldline Properties Ohio, Inc.                    Florida
         ImmunoVision, Inc.                                Florida
         IVAX Diagnostics, Inc.                            Florida
         IVAX Industries, Inc.                             Delaware
         IVAX Personal Care Products P.R., Inc.            Puerto Rico
         Johnson Products Co., Inc.                        Florida
         Johnson Products Export Sales, Inc.               Illinois
         MBA Industries, Inc.                              Florida
         McGaw, Inc.                                       Delaware
         McGaw of Puerto Rico, Inc.                        Delaware
         N Holding Company                                 Delaware
         Pet Technology Corp.                              Florida
         PharmAir Corporation                              Florida
         Pralex Corporation                                Delaware
         Searoads, Inc.                                    New Jersey
         Zenith Goldline Dermatologicals, Inc.             Florida
         Zenith Goldline Golden Glades, Inc.               Florida
         Zenith Goldline Pharmaceuticals, Inc.             Florida
         Zenith Goldline Shreveport, Inc.                  Florida
         Zenith Laboratories, Inc.                         Florida
         Zenith Laboratories Caribe, Inc.                  Delaware
         Zenith Parenterals, Inc.                          New Jersey

                       SUBSIDIARIES OF IVAX CORPORATION(1)
                                  (Continued)

                                                       JURISDICTION OF
NAME OF SUBSIDIARY                                       ORGANIZATION
- ------------------                                     ---------------

INTERNATIONAL

         Alet Laboratorios S.A.E.C.I. y E.                 Argentina
         Baker Cummins Inc.                                Canada
         Baker Norton Asia, Ltd.                           Hong Kong
         Becpharm Limited                                  England
         Beijing JiAi Pharmaceuticals Limited
             Liability Company(2)                          China
         Delta Biologicals S.r.l.                          Italy
         Delta Diagnostics S.r.l.                          Italy
         Elvetium S.A.                                     Argentina
         Elvetium S.A.                                     Uruguay
         Galena a.s.(3)                                    Czech Republic
         H.N. Norton & Co Limited                          England
         IVAX Industries Canada, Inc.                      Canada
         IVAX Industries UK, Ltd.                          England
         IVAX International, B.V.                          Netherlands
         Johnson Products Co. (UK) Limited                 England
         Knoll-Norton GmbH(2)                              Germany
         Kunming Baker Norton Pharmaceutical Co. Ltd.(2)   China
         Norton (Antibiotics) Limited                      England
         Norton Gelkaps Gelatine Kapsel Produktion GmbH    Germany
         Norton Healthcare Limited                         England
         Norton (Waterford) Limited                        Ireland
         Norton (Manufacturing) Limited                    England
         Norton Poland Sp. z. o. o.                        Poland
         Pharmatop Limited                                 England
         Steripak Limited                                  England
         Waverley Pharmaceutical, Limited                  England

- --------------------------
         (1) As of March 25, 1996. All subsidiaries are wholly-owned (directly or indirectly) unless otherwise indicated.
         (2)     Owned 50% by the Company.
         (3)     Owned 64% by the Company.